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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of our report dated January 31, 1997 on our audits of the consolidated financial statements of Keystone International, Inc. and subsidiaries as of December 31, 1996 and for each of the two years in the period then ended, included in the Tyco International Ltd. Transition Report on Form 10-K for the year ended September 30, 1997, and to all references to our Firm included in this Registration Statement.



                                          /s/ ARTHUR ANDERSEN LLP



April 28, 1998


Houston, Texas